                                                         ITEM 14(A)3, EXHIBIT 11

                 TESORO PETROLEUM CORPORATION AND SUBSIDIARIES

         INFORMATION SUPPORTING EARNINGS (LOSS) PER SHARE COMPUTATIONS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                   YEARS ENDED DECEMBER 31,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
PRIMARY EARNINGS (LOSS) PER SHARE COMPUTATION:
  Earnings (loss) before extraordinary loss on extinguishment of debt and the cumulative effect of accounting
     changes..................................................  $20,483      16,956     (45,245)
  Extraordinary loss on extinguishment of debt................   (4,752)         --          --
  Cumulative effect of accounting changes.....................       --          --     (20,630)
                                                                -------     -------     -------
  Net earnings (loss).........................................   15,731      16,956     (65,875)
  Dividend requirements on preferred stock....................    2,680       9,207       9,207
                                                                -------     -------     -------
  Net earnings (loss) applicable to common stock..............  $13,051       7,749     (75,082)
                                                                =======     =======     =======
Average outstanding common shares.............................   22,552      14,070      14,063
Average outstanding common equivalent shares..................      644         220          --
                                                                -------     -------     -------
  Average outstanding common and common equivalent shares.....   23,196      14,290      14,063
                                                                =======     =======     =======
Primary Earnings (Loss) Per Share:
  Earnings (loss) before extraordinary loss on extinguishment of debt and the cumulative effect of accounting
     changes..................................................  $   .77         .54       (3.87)
  Extraordinary loss on extinguishment of debt................     (.21)         --          --
  Cumulative effect of accounting changes.....................       --          --       (1.47)
                                                                -------     -------     -------
  Net earnings (loss).........................................  $   .56         .54       (5.34)
                                                                =======     =======     =======
FULLY DILUTED EARNINGS (LOSS) PER SHARE COMPUTATION:
  Net earnings (loss) applicable to common stock..............  $13,051       7,749     (75,082)
  Add: Dividend requirements on preferred stock...............    2,680       9,207       9,207
                                                                -------     -------     -------
  Net earnings (loss) applicable to common stock -- fully
     diluted..................................................  $15,731      16,956     (65,875)
                                                                =======     =======     =======
Average outstanding common and common equivalent shares.......   23,196      14,290      14,063
Shares issuable on conversion of preferred shares.............    1,476       4,775       4,775
                                                                -------     -------     -------
                                                                 24,672      19,065      18,838
                                                                =======     =======     =======
Fully Diluted Earnings (Loss) Per Share -- Anti-dilutive*.....  $   .56         .54       (5.34)
                                                                =======     =======     =======

- ---------------

* This calculation is submitted in accordance with paragraph 601(b)(11) of Regulation S-K, although it is not required by APB Opinion No. 15 because it produces an anti-dilutive result.